IMMUCOR, INC.

EXHIBITS


Exhibit 11.1  Statement  re  computation of per share earnings.



Primary income per share calculations:
                               Three Months Ended      Six Months Ended
                                Nov 30,    Nov 30,    Nov 30,    Nov 30,
                                 1995       1994       1995       1994


Net income                     $750,193   $467,906  $1,545,960 $1,136,589


Weighted average number of common
shares and common share
equivalents are as follows:
Weighted average common shares
  outstanding                 7,875,143  7,691,831  7,791,495  7,691,831
Shares issued from assumed exercise of
  options and warrants          829,991     83,376    797,307     69,697
Weighted average number of shares
  outstanding (as adjusted)   8,705,134  7,775,207  8,588,802  7,761,528



Net income per common
  and common equivalent share     $0.09      $0.06      $0.18      $0.15






Note: shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants in 1995 and 1994, APB 15, paragraph 36.











                                    IMMUCOR, INC.

EXHIBITS


Exhibit 11.1  Statement  re  computation of per share earnings.
(continued)


Fully diluted income per share calculations:
                                Three Months Ended     Six Months Ended
                                Nov 30,    Nov 30,    Nov 30,    Nov 30,
                                 1995       1994       1995       1994


Net income                     $750,193   $467,906  $1,545,960 $1,136,589


Weighted average number of common
shares and common share
equivalents are as follows:
Weighted average common shares
  outstanding                 7,875,143  7,691,831  7,791,495  7,691,831
Shares issued from assumed exercise of
  options and warrants          829,991     83,376    968,156     69,697
Weighted average number of shares
  outstanding (as adjusted)   8,705,134  7,775,207  8,759,651  7,761,528



Net income per common
  and common equivalent share     $0.09      $0.06      $0.18      $0.15






Note: shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants in 1995 and 1994, APB 15, paragraph 36.